UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2022

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Warrior Met Coal, Inc. (the “Company”), the Board unanimously approved the election of Lisa M. Schnorr as a director of the Company, effective August 1, 2022. Ms. Schnorr will hold office until the Company’s 2023 Annual Meeting of Stockholders and until her successor is duly elected and qualified. Ms. Schnorr was appointed to the Audit Committee of the Board.

Ms. Schnorr will receive compensation in accordance with the Company’s standard compensation arrangement for directors who are not affiliated with certain of the Company’s stockholders, which is described under the caption “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2022, as adjusted by the Board from time to time. Additionally, the Company will enter into an indemnification agreement with Ms. Schnorr in connection with her appointment to the Board, which will be in substantially the same form as that entered into with the other non-employee directors of the Company.

There are no arrangements or understandings between Ms. Schnorr and any other person pursuant to which she was selected as a director. Ms. Schnorr does not have a family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Schnorr has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on August 1, 2022, the Board adopted an amendment (the “Amendment”) to the Company’s Bylaws (as amended, the “Bylaws”), which became effective upon approval. The Amendment amends Section 2.5(d) of the Bylaws to change the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard, such that a director nominee will only be elected if he or she receives more votes “for” than “against” his or her election. For this purpose, abstentions and broker non-votes will not count as votes cast. In the case of a contested election, where the number of nominees for director exceeds the number of directors to be elected, a plurality voting standard will continue to apply. The Board considered and approved this Amendment in response to a majority stockholder vote in favor of a non-binding stockholder proposal at the 2022 Annual Meeting of Stockholders requesting the Company implement a majority voting standard in uncontested director elections.

In connection with the Amendment, on and effective as of August 1, 2022, the Board also made minor conforming changes to the Company’s Director Resignation Policy to account for the majority voting standard in uncontested elections. Under the policy, as revised, director nominees who do not receive more votes “for” than “against” their election must submit their written resignations to the Chairman of the Board, after which the Nominating and Corporate Governance Committee of the Board will consider on an expedited basis such director’s tendered resignation and will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The policy remains otherwise unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

3.1	Amendment to Bylaws of Warrior Met Coal, Inc. (effective as of August 1, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: August 3, 2022	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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